Exhibit 99.1
Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Public Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Public Security Announces Strong Fourth Quarter and
Fiscal Year 2007 Results and Revises its Guidance for 2008

SHENZHEN CITY, China, April 1, 2008 – China Public Security Technology, Inc., (OTC Bulletin Board: CPBY) ("China Public Security" or the "Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services in China, today announced strong financial results for the fourth quarter and fiscal year ended December 31, 2007.

Fourth Quarter 2007 Highlights

  Revenues increased 222% year over year to $11.7 million

  Gross profit rose 89.2% year over year to $5 million, representing a 43% gross margin

  Operating income, excluding stock based compensation, rose 85.4% to $3.3 million, with a 28.6% operating margin

  Net income, excluding stock based compensation, grew 135% to $3.6 million, or $0.09 per basic and diluted share

"China Public Security delivered strong growth in revenues and profits in the fourth quarter, as we successfully penetrated markets outside Shenzhen and continued to implement several large-scale system integration projects," commented Mr. Jiang Huai Lin, CEO of China Public Security. "Additionally, we benefited from the consolidation of our operations since November 1, 2007, with the operations of Information Security Development Technology (Shenzhen) Co. Ltd."

During the quarter, the Company achieved the following milestones:

  Completed several key projects and signed new contracts

  Issued and sold 5,000,000 shares of common stock in October to certain institutional investors for net proceeds of approximately $36 million

  Completed the acquisition of Fortune Fame International Investment Limited and its subsidiary, Information Security Development Technology (Shenzhen) Company Ltd. ("ISDT") in November for a total purchase price of approximately $14.2 million

  Entered into an agreement to acquire Bocom Multimedia Display Company Limited, and its subsidiary, Shenzhen Bocom Multimedia Display Technology Co. Ltd. ("Bocom Technology"), for a purchase price of $18 million in December

4/1/2008	China Public Security Q4FY2007 Earning Results	2

Fourth Quarter 2007 Results

For the three months ended December 31, 2007, revenues grew 222% to $11.7 million, compared to $3.6 million in the same period of 2006. The increase in revenues was largely due to the Company’s expansion in the market, the development of new product lines and the procurement of several large-scale system integration projects in 2007. During the quarter, the Company completed several project phases, including the Shenzhen City Police Geographic Information System, the Shantou City First Responder Coordination Platform, and the Intelligent Border Control and Security Surveillance System for Huangang Port. In addition, after iASPEC Software Co., Ltd. ("iASPEC") became the Company’s variable interest entity ("VIE"), and ISDT became the Company’s wholly owned subsidiary, their financial results were consolidated effective July 1 and November 1, 2007, respectively.

Gross profit for the fourth quarter of 2007 grew 89.2% year over year to $5 million, compared to the same period of 2006, representing a 43% gross margin. The Company’s gross margin declined during the 2007 period, compared to the same period of the prior year, mainly due to higher costs for procured hardware and other subcontracting costs related to the implementation of several large-scale system integration projects. Another factor was the increasing proportion of hardware sales with higher related costs after the Company’s acquisition of ISDT in November 2007.

Administrative expenses increased to $1.7 million in the fourth quarter of 2007, from $0.7 million in the same period last year. The increase was attributable to an increase in the Company’s administrative staff and increased administrative costs due to the expansion of the Company’s operations. The number of employees increased from 180 in 2006, to 460 in 2007.

Selling expenses for the quarter ended December 31, 2007 were around $0.1 million and remained stable as a percentage of revenues.

Income from operations, excluding stock based compensation of $0.7 million, grew 85.4% to $3.3 million in the fourth quarter of 2007, representing an operating margin of 28.6%, as compared to $1.8 million and 49.7% in the same period of 2006. The improvement was a result of the strong increase in the Company’s revenues. However, the operating margin declined due to higher costs for procured hardware and other subcontracting costs related to the implementation of several large-scale system integration projects, and increased operating expenses due to market expansion.

The Company’s subsidiaries, Information Security Technology (China) Co., Ltd ("IST"), ISDT, and its VIE, iASPEC, are subject to an enterprise income tax ("EIT") rate of 15% of assessable profits. In addition, IST is a Foreign Investment Enterprise or FIE engaged in the advanced technology industry, which entitles it to a two-year exemption from the EIT, followed by a 7.5% tax exemption for the next 3 years. On August 10, 2007, IST was granted the EIT exemption by PRC tax authorities, retroactive to as of January 1, 2007. Income tax expense for the year ended December 31, 2007 was $0.1 million, and represents taxes on iASPEC’s income not attributable to the Company under the Management Services Agreement between the Company and iASPEC. Income tax expenses were $1.0 million for the year ended December 31, 2006.

Net income, excluding stock based compensation of $0.7 million, grew 135%, to $3.6 million in the fourth quarter of 2007, or $0.09 per basic and diluted share, compared to $1.5 million during the same period of 2006.

4/1/2008	China Public Security Q4FY2007 Earning Results	3

Full Year 2007 Results

Total revenues for 2007 were $37.5 million, up 182% from $13.3 million in 2006. Gross profit for 2007 was $18.2 million, an increase of 112% from $8.6 million in 2006. Gross margin was 48.6% in 2007, compared to 64.8% in 2006. Operating income for 2007 was $13.2 million, up 98% from $6.7 million in 2006 (and if stock based compensation of $677,891 in 2007 were excluded, operating income was $13.9 million or 37.1% of sales.).* Operating margin was 35.3% in 2007, compared to 50.3% in 2006. The lower margin in 2007 was primarily due to higher costs for procured hardware and other subcontracting costs related to the implementation of several large-scale system integration projects compared to pure software development projects which were the Company’s main business in 2006. Net income for 2007 grew 135% from 2006 to $13.3 million, or $0.34 per basic share, or $0.33 per diluted share. (and if stock based compensation of $677,891 in 2007 were excluded, net income was $14.0 million or $0.35 per basic and diluted share.)*

For 2007, cash flow from operations totaled $1.6 million. Cash used in investing activities totaled $32.0 million, including $15.0 million (net) in short term investments and $16.1 million in cash paid for the acquisitions of Bocom Technology and ISDT. Cash provided by financing activities totaled $49.5 million in 2007, largely as a result of the proceeds from two private placements.

Financial Condition

As of December 31, 2007, the Company had $19.8 million in cash and cash equivalents, marketable securities of $15.0 million, total current assets of $54.0 million and total assets of $88.9 million. The Company’s stockholders’ equity increased to $74.0 million, from $1.6 million as of December 31, 2006, as a result of shares issued for acquisition of Fortune Fame, net income earned during the year, as well as the private placements.

Recent Developments

(1) Acquisition of Bocom Multimedia Display Company Limited ("Bocom Multimedia")

On February 1, 2008, the Company and its subsidiaries completed the acquisition of 100% of the issued and outstanding capital stock of Bocom Multimedia and its subsidiary, Bocom Technology, for approximately $18.0 million. Bocom Technology provides advanced large screen multimedia display technology.

(2) Acquisition of Wuhan Wuda Geoinformatics Co., Ltd. ("Geo")

On February 15, 2008, the Company approved the entry of iASPEC into a series of agreements to acquire 57% of the shares of Geo, a leading provider of GIS software products and integrated solutions in China, for an aggregate purchase price of RMB49.5 million (approximately US$6.8 million) in cash. The transactions are expected to close on or before April 1, 2008, after which, iASPEC will become Geo’s controlling shareholder, and Wuhan University, Geo’s founder, will be the second largest shareholder through direct and indirect investments.

4/1/2008	China Public Security Q4FY2007 Earning Results	4

(3) Name Changes

On February 19, 2008, the Company announced its intent to change its corporate name to China Information Security Technology, Inc., to reflect the Company’s national scope of operations and planned expansion into high-growth enterprise class markets. In keeping with this plan, Public Security Technology (PRC) Co., Ltd., the Company’s subsidiary, has changed its name to Information Security Technology (China) Co., Ltd. and iASPEC, the Company’s VIE, has changed its name to iASPEC Software Co., Ltd. The Company expects that its name change will be effective in April 2008.

(4) Independent Director

Effective April 1, 2008, the Company has retained an Independent Member, Sean Shao, for its Board of Directors who will lead as Chairman of the Audit Committee.

Outlook for 2008

The Company plans to leverage its strength and brand recognition in Guangdong Province in order to win business across China. The Company intends to manage its national operations from six centers located in Guangzhou, Beijing, Shanghai, Wuhan, Chongqing and Xi’an. To date it has set up offices in Guangzhou and Beijing.

Management expects that the acquisitions of ISDT, Bocom Technology, and Geo will also accelerate the Company’s geographic expansion, enhance its technological capabilities or competitive advantages, provide licensing and recurring revenue opportunities, and serve to fulfill its planned expansion into civil-use GIS markets. Furthermore, the Company expects to capitalize on its strong R&D capability and outstanding contract win ratio, to seize contract opportunities during Phase II of China’s "Golden Shield Project" nationwide.

"The market for security information technology continues to increase at a very rapid rate," said Mr. Lin. "With our technological capabilities, diverse and growing range of products, high barriers to entry and dedicated employees, we believe that we are well positioned to execute on our business plan and to create long term value for our stockholders."

Fiscal Year 2008 Guidance

With the acquisitions of ISDT, Bocom Technology and Geo, and its increased visibility from the first quarter, the Company has raised its 2008 financial guidance for pro forma revenues, from $63 million, to $85 million, and for pro forma net income, from $24 million to $27 million, an increase of $22 million and $3 million, respectively, from its previous forecast. The estimated pro forma net income for 2008 excludes charges related to any non-cash charges as a result of employee stock option grants in 2007 and 2008 and amortization of intangible assets associated to the recent acquisitions of ISDT and Bocom Technology and the planned closing of Geo.

4/1/2008	China Public Security Q4FY2007 Earning Results	5

* Table 1
2007 Reconciliation of Operating, Net Income and EPS to Exclude
Stock Based Compensation Expense of $677,891 Awarded in Q407

Year Ended
December 31, 2007

Income from Operations	$ 13,244,774
Stock Based Compensation ("SBC")	677,891
Operating Income (without SBC)	$ 13,922,665

Net income	$ 13,331,452
Stock Based Compensation ("SBC")	677,891
Net income (without SBC)	$ 14,009,343

Weighted Average Shares
Basic	39,718,967
Diluted	40,152,855

Earnings Per Share (without SBC)
Basic	$0.35
Diluted	$0.35

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in this press release due to the inclusion of financial information of iASPEC which is considered to be the Company’s "Predecessor" for these purposes. Although CPSH (the "Successor"), was formed on January 17, 2006, it had no significant operations in the period from January 17, 2006 through December 31, 2006. Accordingly, the accompanying financial statements for the period from January 1, 2006 through October 8, 2006 (the "Predecessor Period") reflect the results of operations of iASPEC. The accompanying financial data for the period from January 1, 2007 through December 31, 2007, the Successor Period, reflect the results of operations of CPSH for the period from January 1, 2007 through December 31, 2007 and the results of operations of iASPEC from July 1, 2007 through December 31, 2007.. Accordingly, the results of operations of the Predecessor and the Successor are not comparable in all respects. We have provided non-GAAP financial measures through the reallocation of net related party revenues from iASPEC, which is not in accordance with US GAAP. The reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is provided in the following section. The Company’s management believes that these non-GAAP financial measures are necessary because the abnormally high financial ratios calculated using GAAP would be misleading to investors and would not reflect the substance of the Company’s performance.

4/1/2008	China Public Security Q4FY2007 Earning Results	6

About China Public Security Technology, Inc.

Through its wholly-owned Chinese subsidiaries, China Public Security is focused on the development and implementation of large scale, high-tech public security and Geographic Information System ("GIS") related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with Shenzhen iASPEC Software Engineering Company Limited (iASPEC), China Public Security has the licenses to 16 registered and copyrighted software applications in China. In addition, since July 1, 2007, iASPEC is considered to be the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Public Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the effect of the acquisitions on the Company’s ability to market its products and services; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

--FINANCIAL TABLES FOLLOW--

4/1/2008	China Public Security Q4FY2007 Earning Results	7

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME (Non-GAAP)
DECEMBER 31, 2007 AND 2006

	2007			2006
	Successor	Reallocation	Non-GAAP	Predecessor	Successor	Reallocation	Combined
	Year	of	Year	January 1	January 17	of	Non-GAAP
	ended	Related Party	ended	through	through	Related Party	Year ended
	December 31	Revenue	December 31	October 8	December 31	Revenue	December 31

Revenue – Third Parties	$24,800,750	$12,713,673	$37,514,423	$9,644,332	$989,755	$2,677,498	$13,311,585
Revenue – Related Party	5,541,959	(5,541,959)	-	-	1,185,449	(1,185,449)	-
Cost of revenue	(12,714,170)	(6,558,443)	(19,272,613)	(3,739,518)	(89,934)	(858,149)	(4,687,601)
Gross profit	17,628,539		18,241,810	5,904,814	2,085,270		8,623,984

Administrative expenses	(3,321,333)	(526,659)	(3,847,992)	(931,108)	(99,024)	(633,900)	(1,664,032)
Research and development expenses	(424,104)		(424,104)	-	-		-
Fee to iASPEC under the Turnkey Agreement	(92,160)		(92,160)	-	(45,000)		(45,000)
Selling expenses	(480,465)	(152,315)	(632,780)	(157,855)	(60,013)		(217,868)
Income from operations	13,310,477		13,244,774	4,815,851	1,881,233		6,697,084

Other income	79,435	65,703	145,138	6,584	1,305		7,889
Interest income	138,840		138,840	6,912	1,514		8,426
Minority interest	(90,000)		(90,000)	-	-		-
Income taxes	(107,300)		(107,300)	(749,381)	(289,403)		(1,038,784)
Net income	$13,331,452		$13,331,452	$4,079,966	$1,594,649		$5,674,615

Weighted average number of shares
Basic	39,718,967		N/A	N/A	26,958,104		N/A
Diluted	40,152,855		N/A	N/A	26,958,104		N/A

Earnings per share
Basic	$ 0.34		N/A	N/A	$ 0.06		N/A
Diluted	$ 0.33		N/A	N/A	$ 0.06		N/A

4/1/2008	China Public Security Q4FY2007 Earning Results	8

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$19,755,182	$172,316
Investment in marketable securities	14,966,752	-
Accounts receivable	11,721,306	-
Advances receivable	-	332,479
Advances to suppliers	1,791,440	-
Amount due from related parties	-	1,410,471
Inventories	4,779,930	243,948
Other receivables	974,475	-
TOTAL CURRENT ASSETS	53,989,085	2,159,214

Deposit for business acquisition	8,989,022	-
Property and equipment	13,826,896	49,826
Intangible assets	4,894,397	-
Goodwill	7,154,395	-

TOTAL ASSETS	$88,853,795	$2,209,040

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$3, 079,304	$-
Advances payable	-	200,000
Advances from customers	394,383	-
Tax payable	326,026	215,255
Amount due to a director	-	82,304
Other payables and accrued expenses	987,483	66,832
TOTAL CURRENT LIABILITIES	4,787,196	564,391

MINORITY INTEREST	10,060,657	-

STOCKHOLDERS' EQUITY

Common stock, par $0.01;
Authorized capital, 75,000,000 shares;
Shares issued and outstanding (2007:45,639,396, 2006: 31,550,298 shares)	190,891	50,000
Additional paid-in capital	57,421,150	-
Reserve	1,755,552	159,465
Retained earnings	13,170,549	1,435,184
Accumulated other comprehensive income	1,467,800	-

TOTAL STOCKHOLDERS' EQUITY	74,005,942	1,644,649

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	88,853,795	2,209,040

4/1/2008	China Public Security Q4FY2007 Earning Results	9

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2007
PERIOD FROM JANUARY 17, 2006 TO DECEMBER 31 2006
PERIOD FROM JANUARY 1, 2006 TO OCTOBER 8, 2006

	SUCCESSOR		PREDECESSOR
		JANUARY 17,	JANUARY 1,
	YEAR ENDED	THROUGH	THROUGH
	DECEMBER 31,	DECEMBER 31,	OCTOBER 8,
	2007	2006	2006
OPERATING ACTIVITIES
Net income	$13,331,452	$1,594,649	$4,079,966
Adjustments to reconcile net income to net cash provided from operation
Depreciation	1,274,768	1,131	422,946
Amortization of intangible assets	168,747	-	105,630
Stock-based compensation	677,891	-	-
Minority interest	90,000	-	-

Changes in operating assets and liabilities, net of effects of business acquisition and VIE consolidation:
(Increase) decrease in inventories	(1,399,838)	-	203,236
Increase in trade receivables	(4,115,867)	-	-
Decrease (increase) in other receivables and deposits	592,182	(243,948)	1,516,215
Increase in receivables from and advances to iASPEC prior to VIE consolidation	(10,660,988)	(1,295,159)	-
Increase in trade payables	903,475	-	150,266
Increase in advance from customer	54,830	-	-
Increase in other payables	201,253	-	-
Increase (decrease) in accrued expenses	442,700	66,832	(11,332)
Increase in tax payable	46,586	215,255	354,520

Net cash provided by operating activities	1,607,191	338,760	6,821,447

INVESTING ACTIVITIES
Increase in cash from VIE consolidation	4,731,140	-	-
Cash acquired from Fortune Fame & ISDT	326,831	-	-
Deposits paid for business acquisition of Bocom Multimedia	(9,000,000)	-	-
Consideration paid for business acquisition of Fortune Fame	(7,051,469)	-	-
Repayments from (advances to) third parties	332,479	(332,479)	-
Repayments from (advances to) related parties	115,312	(115,312)	(1,563,806)
Purchase of plant and equipment	(6,452,450)	(50,957)	(3,329,474)
Capitalized software development cost	-	-	(102,953)
Purchase of Equity Linked Notes	(22,654,230)	-	-
Collection of cash from matured Equity Linked Notes	7,687,478	-	-

Net cash used in investing activities	(31,964,909)	(498,748)	(4,996,233)

FINANCING ACTIVITIES
Advances received from (repaid to) a third party company	(200,000)	200,000	-
Amount received from (repaid to) a stockholder	(82,304)	82,304	-
Short term loan	-	-	632,591
Proceeds from first private placement	13,311,211	-	-
Proceeds from second private placement	36,506,275	-	-
Capital contribution	-	50,000	-

Net cash provided by financing activities	$49,535,182	$332,304	$632,591

4/1/2008	China Public Security Q4FY2007 Earning Results	10

	SUCCESSOR		PREDECESSOR
		JANUARY 17,	JANUARY 1,
	YEAR ENDED	THROUGH	THROUGH
	DECEMBER 31,	DECEMBER 31,	OCTOBER 8,
	2007	2006	2006

NET INCREASE IN CASH AND CASH EQUIVALENTS	$19,177,464	$172,316	$2,457,805

EFFECT OF EXCHANGE RATE ON CASH	405,402	-	65,740

CASH AND CASH EQUIVALENTS, BEGINNING	172,316	-	57,758

CASH AND CASH EQUIVALENTS, ENDING	$19,755,182	$172,316	$2,581,303

Supplemental disclosure of cash flow information
Income taxes paid	$24,574	$74,148	$508,712